EXHIBIT 21

                     LIST OF SUBSIDIARIES OF THE COMPANY

Name                                Jurisdiction of Organization
----                                ----------------------------

Bank Rhode Island                           Rhode Island
BRI Statutory Trust I                       Connecticut